Exhibit 99.1

Regional Management Corp. Announces Third Quarter 2012 Results

Greenville, South Carolina – October 31, 2012 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the third quarter and nine-month period ended September 30, 2012.

Third Quarter 2012 Highlights and Subsequent Events

•	Total third quarter 2012 revenue was $35.5 million, a 32.8% increase from the prior-year period.

•	Net income for the third quarter of 2012 was $7.0 million, a 34.8% increase from the prior-year period, and diluted earnings per share was $0.55 based on a diluted share count of 12.8 million.

•

Finance receivables as of September 30, 2012 were $396.9 million, an increase of 40.0% from the prior-year period. Net charge-offs as a percentage of average finance receivables for the third quarter of 2012 were 6.5%, an increase from 6.0% in the prior-year period.

•	Same-store revenue growth[1] for the third quarter of 2012 was 18.3%.

•	Opened 7 new branches in the third quarter of 2012; as of September 30, 2012, Regional Management’s branch network consisted of 213 locations.

“We were pleased with our third quarter performance, led by a third consecutive quarter of double-digit growth in net finance receivables, revenue, same-store sales and net income,” said Thomas Fortin, Chief Executive Officer of Regional Management Corp. “In particular, we are excited by the significant quarterly growth in our furniture and appliance purchase loan unit, where we have already more than doubled our total receivables from the end of 2011, providing us with additional cross-selling opportunities. We furthered our branch expansion, opening an additional 7 de novo branches in the quarter, bringing our total for the year to 24 as of September 30. At the same time, we did see an increase in our net chargeoffs as a percentage of average finance receivables, as well as in our efficiency ratio. We are keeping a close eye on both figures to ensure our cost structure is aligned properly with our growth plans.”

[1]	Defined as stores open for more than one year.

Third Quarter 2012 Results

For the third quarter ended September 30, 2012, Regional Management reported total revenue of $35.5 million, a 32.8% increase from $26.7 million in the prior-year period. Interest and fee income revenue for the third quarter of 2012 was $31.1 million, a 32.8% increase from $23.4 million in the prior-year period, primarily due to a 40.0% year-over-year increase in finance receivables. Insurance and other income for the third quarter of 2012 was $4.4 million, a 32.8% increase from the prior-year period. Same-store revenue growth for the third quarter of 2012 was 18.3%.

Finance receivables outstanding at September 30, 2012 were $396.9 million, a 40.0% increase from $283.4 million in the prior-year period. Finance receivables increased primarily due to the addition of 46 branches – including the 19 net new branches acquired in January 2012 in Alabama – since September 30, 2011, through both de novo openings and acquisitions. Same-store loans receivable (stores open at least one year) grew 27.2%.

Provision for loan losses in the third quarter of 2012 was $7.4 million versus $4.6 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the third quarter of 2012 was 6.5%, an increase from 6.0% in the prior-year period.

General and administrative expenses for the third quarter of 2012 were $14.3 million, an increase of 39.3% from $10.3 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 46 branches since September 30, 2011. During the third quarter of 2012, Regional Management opened 7 new branches. Regional Management’s efficiency ratio – the percentage of general and administrative expenses compared to total revenue – in the third quarter of 2012 was 40.3%, an increase of 190 basis points from 38.4% in the prior-year period.

Net income for the third quarter of 2012 was $7.0 million, a 34.8% increase compared to net income of $5.2 million in the prior-year period, and diluted earnings per share for the third quarter of 2012 was $0.55 based on a diluted share count of 12.8 million.

Nine Month 2012 Results

For the nine-month period ended September 30, 2012, Regional Management reported total revenue of $99.0 million, a 30.7% increase from $75.8 million in the prior-year period. Interest and fee income revenue for the nine-month period ended September 30, 2012 was $86.3 million, a 30.9% increase from $65.9 million in the prior-year period. Insurance and other income for the nine-month period ended September 30, 2012 was $12.7 million, a 29.1% increase from the prior-year period. Same-store revenue growth for the nine-month period ended September 30, 2012 was 15.5%.

Provision for loan losses in the nine-month period ended September 30, 2012 was $18.9 million versus $11.9 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the nine-month period ended September 30, 2012 was 6.3%, an increase from 6.0% in the prior-year period.

General and administrative expenses for the nine-month period ended September 30, 2012 were $40.4 million, an increase of 31.7% from $30.7 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 46 branches since September 30, 2011. During the nine months ended September 30, 2012, Regional Management opened and acquired a net 43 new branches. Regional Management’s efficiency ratio in the nine-month period ended September 30, 2012 was 40.7%, an increase of 30 basis points from 40.4% in the prior-year period.

GAAP net income for the nine-month period ended September 30, 2012 was $18.7 million, a 26.2% increase compared to net income of $14.8 million in the prior-year period, and diluted earnings per share for the nine-month period ended September 30, 2012 was $1.60 based on a diluted share count of 11.7 million. On a pro forma basis, excluding one-time IPO expenses and applying the proceeds from the IPO to reduce outstanding debt, net income for the nine-month period ended September 30, 2012 was $20.4 million, a 37.3% increase from the prior-year period, and diluted earnings per share was $1.60 based on a diluted share count of 12.8 million.

Liquidity and Capital Resources

As of September 30, 2012, Regional Management had finance receivables of $396.9 million and outstanding debt of $259.7 million on its $325.0 million senior revolving credit facility and on its $1.5 million other notes payable line of credit.

On July 31, 2012, Regional Management received an increase in the availability of its senior revolving credit facility to $325 million from its previous amount of $255 million, with a maturity date of July 2015.

Conference Call Information

The Company will host a conference call and webcast today at 5:00 PM Eastern. Both the call and webcast are open to the general public.

The dial-in number for the conference call is (866) 356-3377, passcode 67074273 – please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay of the call will be available two hours following the end of the call through midnight Eastern on Wednesday, November 7 at www.RegionalManagement.com and by telephone at (888) 286-8010, passcode 55490455.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has expanded its branch network to 213 locations with over 219,000 active accounts across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma and New Mexico as of September 30, 2012. Each of its loan products is secured, structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

September 30, 2012 and December 31, 2011

($ in Thousands except per share amounts)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Cash	$4,360	$4,849
Gross finance receivables	483,847	387,494
Less unearned finance charges, insurance premiums, and commissions	(86,927)	(80,900)

Finance receivables	396,920	306,594
Allowance for loan losses	(22,132)	(19,300)

Net finance receivables	374,788	287,294
Premises and equipment, net of accumulated depreciation	5,116	4,446
Deferred tax asset, net	—	15
Repossessed assets at net realizable value	714	409
Other assets	9,314	7,137

Total assets	$394,292	$304,150

Liabilities and Stockholders’ Equity
Liabilities:
Cash overdraft	$—	$1
Deferred tax liability, net	5,469	—
Accounts payable and accrued expenses	5,417	7,447
Senior revolving credit facility	258,308	206,009
Mezzanine debt-related parties	—	25,814
Other notes payable	1,404	—

Total liabilities	270,598	239,271
Temporary equity	—	12,000

Commitments and Contingencies
Stockholders’ equity:
Common stock (1,000,000,000 shares authorized; 12,486,727 and 9,336,727 issued and outstanding at September 30, 2012 and December 31, 2011 respectively; $.10 par value per share)	1,249	934
Additional paid-in-capital	79,921	28,150
Retained earnings	42,524	23,795

Total stockholders’ equity	123,694	52,879

Total liabilities and stockholders’ equity	$394,292	$304,150

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

For the Three and Nine months ended September 30, 2012 and 2011

(Unaudited)

($ in Thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Interest and fee income	$31,089	$23,406	$86,333	$65,945
Insurance income, net	2,689	2,139	7,684	6,266
Other income	1,712	1,176	5,029	3,580

Total revenue	35,490	26,721	99,046	75,791

Expenses
Provision for loan losses	7,384	4,569	18,918	11,894
General and administrative expenses
Personnel	8,539	6,565	24,766	19,381
Occupancy	2,301	1,710	6,281	4,771
Advertising	632	406	1,857	1,699
Other	2,832	1,587	7,451	4,799
Consulting and advisory fees	—	177	1,451	795
Interest expense
Senior revolving credit facility and other notes payable	2,705	2,313	7,557	6,027
Mezzanine debt-related parties	—	1,016	1,030	3,019

Total interest expense	2,705	3,329	8,587	9,046

Total expenses	24,393	18,343	69,311	52,385

Income before income taxes	11,097	8,378	29,735	23,406
Income taxes	4,109	3,193	11,005	8,566

Net income	$6,988	$5,185	$18,730	$14,840

Net income per common share:
Basic	$0.56	$0.56	$1.64	$1.59

Diluted	$0.55	$0.54	$1.60	$1.55

Weighted average common shares outstanding:
Basic	12,486,727	9,336,727	11,429,063	9,336,727

Diluted	12,774,488	9,548,147	11,712,565	9,574,651

Regional Management Corp.

Selected Financial Data

As of and for the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	Components of Increase in Interest Income
	Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011 Increase/(Decrease)
	(Dollars in thousands)
	Volume	Rate	Total
Small installment loans	$3,916	$(296)	$3,620
Large installment loans	1,587	51	1,638
Automobile purchase loans	1,711	(276)	1,435
Furniture and appliance purchase loans	817	173	990

Total increase in interest income	$8,031	$(348)	$7,683

Loans Originated during the Three Months Ended September 30 (a)
	2012	2011
Small installment loans	$135,840	$90,444
Large installment loans	23,604	15,985
Automobile purchase loans	34,036	29,773
Furniture and appliance purchase loans	9,788	4,563

Total loan originations	$203,268	$140,765

	Three Months Ended September 30,
	2012		2011
	Amount	Percent of Average Finance Receivables	Amount	Percent of Average Finance Receivables
Net charge-offs as a percent of average finance receivables (annualized)	$6,032	6.5%	$4,069	6.0%

	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
Provision for loan losses	$7,384	20.8%	$4,569	17.1%
General and administrative expenses	$14,304	40.3%	$10,268	38.4%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period-end/Growth rate	$348,662	27.2%	$258,527	15.4%
Same store revenue growth rate		18.3%		14.6%

Regional Management Corp.

Selected Financial Data

As of and for the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	Components of Increase in Interest Income
	Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011 Increase/(Decrease)
	(Dollars in thousands)
	Volume	Rate	Total
Small installment loans	$7,096	$(154)	$6,942
Large installment loans	5,054	966	6,020
Automobile purchase loans	5,541	(157)	5,384
Furniture and appliance purchase loans	1,858	184	2,042

Total increase in interest income	$19,549	$839	$20,388

Loans Originated during the Nine Months Ended September 30 (a)
	2012	2011
Small installment loans	$291,576	$222,340
Large installment loans	59,289	41,547
Automobile purchase loans	96,834	93,375
Furniture and appliance purchase loans	26,692	9,129

Total loan originations	$474,391	$366,391

	Nine Months Ended September 30,
	2012		2011
	Amount	Percent of Average Finance Receivables	Amount	Percent of Average Finance Receivables
Net charge-offs as a percent of average finance receivables (annualized)	$16,086	6.3%	$11,394	6.0%

	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
Provision for loan losses	$18,918	19.1%	$11,894	15.7%
General and administrative expenses	$40,355	40.7%	$30,650	40.4%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period-end/Growth rate	$348,662	27.2%	$258,527	15.4%
Same store revenue growth rate		15.5%		14.5%

Regional Management Corp.

Selected Financial Data

As of and for the Three and Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	As of September 30,
	2012	2011
Finance Receivables
Small installment loans	$158,468	$116,927
Large installment loans	56,888	35,668
Automobile purchase loans	155,344	123,510
Furniture and appliance purchase loans	26,220	7,341

Total finance receivables	$396,920	$283,446

	As of September 30,
	2012		2011
	Amount	Percent of Total Finance Receivables	Amount	Percent of Total Finance Receivables
Allowance for loan losses	$22,132	5.6%	$18,500	6.5%
Over 90 days contractually delinquent	$8,309	2.1%	$5,937	2.1%
Over 180 days contractually delinquent	$1,732	0.4%	$1,010	0.4%

Number of branches at period end (b)	213		167

(a)	Represents gross balance of loan originations, including unearned finance charges
(b)	2012 includes the 19 branches retained in the Superior transaction

Regional Management Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

For the Nine Months Ended September 30, 2012

($ in Thousands except per share amounts)

	Actual	Pro Forma Adjustments		Pro Forma
Revenue
Interest and fee income	$86,333	$—		$86,333
Insurance income	7,684	—		7,684
Other income	5,029	—		5,029

Total revenue	99,046			99,046

Expenses
Provision for loan losses	18,918	—		18,918
General and administrative expenses
Personnel	24,766	140	(1)	24,906
Occupancy	6,281	—		6,281
Advertising	1,857	—		1,857
Other expenses	7,451	—		7,451
Consulting and advisory fees	1,451	(1,451	)(2)	—
Interest expense				—
Senior and other debt	7,557	(247	)(3)	7,310
Mezzanine debt	1,030	(1,030	)(4)	—

Total interest expense	8,587	(1,277)		7,310

Total expenses	69,311	(2,588)		66,723

Income before income taxes	29,735	2,588		32,323
Income taxes	11,005	942	(5)	11,947

Net income	$18,730	$1,646		$20,376

Net income per common share
Basic	$1.64			$1.63

Diluted	$1.60			$1.60

Weighted average shares outstanding
Basic	11,429,063			12,486,727

Diluted	11,712,565			12,770,229

(1)	Represents additional compensation expense associated with the grant of options upon consummation of the initial public offering
(2)	Represents a termination fee of $1,125 combined with the $326 we paid our former majority stockholders and sponsors for the three months ended March 31, 2012. The agreements with the former majority stockholders and sponsors terminated with the completion of the initial public offering.
(3)	Reflects reduction in interest expense as a result of payment of $13,229 in aggregate principal amount of our senior revolving credit facility, offset in part by an unused line fee of 0.50%. Also reflects a reduction in the interest rate under our senior revolving credit facility from one month LIBOR (with a LIBOR floor of 1.00%) plus 3.25% to one month LIBOR (with a LIBOR floor of 1.00%) plus 3.00%.
(4)	Reflects reduction in interest expense as a result of the repayment of the $25,814 in aggregate principal amount of our mezzanine debt, which accrued interest at a rate of 15.25% per annum.
(5)	Reflects an increase in income taxes as a result of the increase in income before taxes.